CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated January 31, 2023, and each included in this Post-Effective Amendment No. 167 on the Registration Statement (Form N-1A, File No. 333-92106) of SPDR Index Shares Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated November 23, 2022, with respect to SPDR Index Shares Funds(comprising SPDR Bloomberg SASB Developed Markets Ex US ESG Select ETF, SPDR Bloomberg SASB Emerging Markets ESG Select ETF, SPDR Dow Jones Global Real Estate ETF, SPDR Dow Jones International Real Estate ETF, SPDR Euro Stoxx 50 ETF, SPDR MSCI ACWI Climate Paris Aligned ETF (Formerly, SPDR MSCI ACWI Low Carbon Target ETF) , SPDR MSCI ACWI Ex-US ETF, SPDR MSCI EAFE Fossil Fuel Reserves Free ETF, SPDR MSCI EAFE® Strategicfactors ETF, SPDR MSCI Emerging Markets Fossil Fuel Reserves Free ETF, SPDR MSCI Emerging Markets Strategicfactors ETF, SPDR MSCI World Strategicfactors, SPDR Portfolio Developed World Ex-US ETF, SPDR Portfolio Emerging Markets ETF, SPDR Portfolio Europe ETF, SPDR Portfolio MSCI Global Stock Market ETF, SPDR S&P China ETF, SPDR S&P® Emerging ASIA Pacific ETF, SPDR S&P Emerging Markets Dividend ETF, SPDR S&P Emerging Markets Small Cap ETF, SPDR S&P Global Dividend ETF, SPDR S&P Global Infrastructure ETF, SPDR S&P Global Natural Resources ETF, SPDR S&P International Dividend ETF, SPDR S&P International Small Cap ETF and SPDR S&P North American Natural Resources ETF (the “Funds”) (twenty-six of the funds constituting SPDR Index Shares Funds) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended September 30, 2022, into this Registration Statement filed with the Securities and Exchange Commission.

Boston, Massachusetts

January 26, 2023